As filed with the U.S. Securities and Exchange Commission on May 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIDGEBIO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1850815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3160 Porter Drive, Suite 250 Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

BRIDGEBIO PHARMA, INC. AMENDED AND RESTATED 2019 INDUCEMENT EQUITY PLAN

(Full title of the plan)

Brian C. Stephenson

Chief Financial Officer

BridgeBio Pharma, Inc.

3160 Porter Drive, Suite 250

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 391-9740

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Maggie L. Wong, Esq.

Natalie T. Martirossian, Esq.

Goodwin Procter LLP

3 Embarcadero Center, 28th Floor

San Francisco, CA 94111

Telephone: (415) 733-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, BridgeBio Pharma, Inc. (“BridgeBio”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 1,000,000 shares of its common stock, $0.001 par value per share under the BridgeBio Pharma, Inc. Amended and Restated 2019 Inducement Equity Plan (formerly known as the BridgeBio Pharma, Inc. 2019 Inducement Equity Plan) (the “Inducement Plan”). Such additional shares are of the same class as other securities for which a registration statement relating to the Inducement Plan has previously been filed and is effective. Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registrant’s Registration Statement on Form S-8 (File No.  333-234803), filed with the Commission on November 20, 2019, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect(1)

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect(2)

4.3	Specimen Common Stock Certificate(3)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Independent Registered Public Accounting Firm to BridgeBio Pharma, Inc.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated 2019 Inducement Equity Plan, effective as of February 10, 2023(4)

107*	Filing Fee Table

*	Filed herewith.
(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on July 3, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-4, filed on November 6, 2020 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed on June 24, 2019 and incorporated herein by reference.
(4)	Filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 4, 2023 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, this 4th day of May, 2023.

BRIDGEBIO PHARMA, INC.

By:	/s/ Neil Kumar
Neil Kumar, Ph.D. Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Neil Kumar and Brian C. Stephenson as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Neil Kumar Neil Kumar, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2023

/s/ Brian C. Stephenson Brian C. Stephenson, Ph.D., CFA	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 4, 2023

/s/ Eric Aguiar Eric Aguiar, M.D.	Director	May 4, 2023

/s/ Jennifer E. Cook Jennifer E. Cook	Director	May 4, 2023

/s/ Douglas A. Dachille Douglas A. Dachille	Director	May 4, 2023

/s/ Ronald J. Daniels Ronald J. Daniels	Director	May 4, 2023

/s/ Andrea J. Ellis Andrea J. Ellis	Director	May 4, 2023

/s/ Fred Hassan Fred Hassan	Director	May 4, 2023

/s/ Charles Homcy Charles Homcy, M.D.	Director	May 4, 2023

/s/ Andrew W. Lo Andrew W. Lo, Ph.D.	Director	May 4, 2023

/s/ Frank P. McCormick Frank P. McCormick, Ph.D.	Director	May 4, 2023

/s/ James C. Momtazee James C. Momtazee	Director	May 4, 2023

/s/ Ali J. Satvat Ali J. Satvat	Director	May 4, 2023

/s/ Randal W. Scott Randal W. Scott, Ph.D.	Director	May 4, 2023

/s/ Hannah A. Valantine Hannah A. Valantine, M.D.	Director	May 4, 2023